Exhibit 10.33

Tower Automotive Management, LLC

2007 Management Incentive Plan

1.	DEFINED TERMS

Exhibit A, which is incorporated into this document by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of Tower Automotive, LLC and its Affiliates by providing for the grant to Participants of interests in the Company in the form of Units of membership interest on the terms and conditions set forth in the Plan, the Limited Liability Company Agreement of Tower Automotive Management, LLC dated as of July 31, 2007, as amended from time to time (“LLC Agreement”) and the particular Award Agreement entered into between the Manager and each Participant. The terms of the LLC Agreement and the Award Agreement are hereby incorporated into the Plan as if set forth herein in their entirety. In the event of a conflict between this Plan or an Award Agreement and the LLC Agreement, the provisions of the LLC Agreement shall control.

3.	ADMINISTRATION

(a) The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine the number of Units to be granted pursuant to an Award; determine the purchase price (which may be zero) of a Unit; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan, subject to Section 2 herein. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

(b) The Administrator and each person acting on behalf thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or an Affiliate thereof, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Any officer or employee of the Company or an Affiliate thereof acting at the direction or on behalf of the Administrator shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4.	LIMITS ON AWARDS UNDER THE PLAN

A maximum of 1,000 Units may be awarded under the Plan.

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, consultants and other service providers of Tower Automotive, LLC and/or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of Tower Automotive, LLC and/or its Affiliates.

6.	RULES APPLICABLE TO AWARDS

(a) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting an Award granted hereunder, the Participant agrees to the terms of his or her Award Agreement and the Plan. The Units shall be subject in all respects to the provisions of the LLC Agreement.

(b) Transferability. Units may not be transferred, pledged, hypothecated or otherwise disposed of in any way by the Participant, except as permitted by the LLC Agreement; provided however, that vested Units may be transferred by will or the laws of intestate succession, descent and distribution. Units shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Unit contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon a Unit, shall be null and void and without effect.

(c) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest. Without limiting the foregoing, the Administrator or the Company may at any time and in its sole discretion accelerate the vesting of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases. Immediately upon the cessation of Employment, Awards to the extent not already vested will be forfeited. Each Award shall expire immediately upon the tenth anniversary of the Grant Date, unless the Award shall have sooner vested or been terminated in accordance with the terms of the Plan, the Award Agreement or the LLC Agreement.

(d) Lapse of Restrictions. Upon vesting of an Award, restrictions on Units will lapse, and such Units shall become nonforfeitable, subject to the provisions of the LLC Agreement.

(e) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back Units from an Award in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(f) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued Employment with Tower Automotive, LLC or its Affiliates, or any rights as a Unitholder except as to Units actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of Tower Automotive, LLC or its Affiliate to the Participant.

(g) Consideration for Awards. The issuance of Units may be made in exchange for such lawful consideration, including services, as the Administrator determines.

(h) Section 409A. Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and the Plan and such Awards shall be construed accordingly.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a) The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Manager of the Company or the Unitholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Units or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) Except as otherwise provided by a Participant’s Award Agreement, upon the occurrence of a Liquidity Event, Time Based Units that are not then vested shall become fully vested provided that the Participant is in the employ or service of Tower Automotive, LLC or any of its Affiliates on the date of such Liquidity Event, but Performance Based Units shall be vested only to the extent that such Units became vested prior to the Liquidity Event due to the achievement of performance targets. Performance Based Units that are not vested upon the occurrence of a Liquidity Event shall be forfeited automatically.

(c) In the event of a recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate adjustments to the maximum number of Units specified in Section 4 that may be delivered under the Plan.

(d) The issuance by the Company of any Units or the grant of additional equity in the Company or any of its Affiliates for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units granted or the purchase price per share, if applicable.

8.	LEGAL CONDITIONS ON ISSUANCE OF UNITS

Neither the Company nor any Affiliate thereof will be obligated to deliver any Units pursuant to the Plan until the Company is satisfied that all legal matters in connection with the issuance and delivery of such Units have been addressed and resolved. In particular, and not in limitation of the foregoing, the obligation of the Company to deliver Units hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such stock.

9.	AMENDMENT AND TERMINATION

The rights of the Participant are subject to modification and termination in certain events as provided herein and the LLC Agreement. The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law; provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of such Participant under a previously granted and outstanding Award. The Administrator may at any time terminate the Plan as to any future grants of Awards.

10.	NONEXCLUSIVITY OF THE PLAN

The existence of the Plan or the grant of any Award will not in any way affect the right of Tower Automotive, LLC or an Affiliate thereof to Award a person bonuses or other compensation in addition to Awards under the Plan. Nothing contained in this Plan or any Award shall be construed to prevent Tower Automotive, LLC or any of its Affiliates from taking any corporate action which is deemed by Tower Automotive, LLC or such Affiliate to be appropriate or in its best interest, whether or not such action would have any adverse effect on this Plan or any Award granted under this Plan. No employee, beneficiary or other person shall have any claim against Tower Automotive, LLC or any Affiliate as a result of any action.

11.	WAIVER OF JURY TRIAL

By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative or attorney of Tower Automotive, LLC or any Affiliate has represented, expressly or otherwise, that Tower Automotive, LLC or any such affiliate would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

12.	ESTABLISHMENT OF SUB-PLANS

The Company may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Company shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as the Company deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Company shall deem necessary or desirable. All supplements adopted by the Company shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

13.	GOVERNING LAW

All questions arising with respect to the provisions of the Plan and any Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator” means the Manager or such other Person or Persons as may be appointed to serve as Administrator by the Company.

“Affiliate” means, with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the actual power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, by contract, credit arrangement or otherwise. For purposes of determining eligibility for the grant of an Award by reason of service with an Affiliate, the term Affiliate shall be limited to (i) a corporation or other entity for whom the Participant provides direct services or (ii) any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or entity in the chain, beginning with the parent corporation or entity and ending with the corporation or other entity for whom the Participant provides direct services on the date of grant. For this purpose a “controlling interest” shall have the same meaning as provided under Treasury Regulation Section 1.414(c)-2(b)(2)(i), except that “at least 50%” shall be substituted for “at least 80%”.

“Award” means an award under the Plan providing for a right to receive Units subject to specified terms and conditions.

“Award Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an Award, subject to the terms of the LLC Agreement and the Plan entered into between the Participant and the Company.

“Code” means the U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company” means Tower Automotive Management, LLC, a Delaware limited liability company.

“Employee” means any person who is employed by Tower Automotive, LLC or an Affiliate thereof.

“Employment” means a Participant’s employment relationship with Tower Automotive, LLC and/or its Affiliates. Unless the Administrator provides otherwise, a change in the capacity in which a Participant is employed by Tower Automotive, LLC and/or its Affiliates or a change in the entity by which the Participant is employed will not be deemed a termination of Employment so long as the Participant continues providing services as an employee or consultant to an entity described in Section 5. If a Participant’s employment relationship is with an Affiliate of Tower Automotive, LLC and that entity ceases to be an Affiliate of Tower Automotive, LLC, the Participant will be deemed to cease Employment when the entity ceases to be an Affiliate of Tower Automotive, LLC unless the Participant transfers Employment to Tower Automotive, LLC or its remaining Affiliates.

“Exchange Act” means the Securities and Exchange Act of 1934, as from time to time amended and in effect.

“Grant Date” means the date on which an Award is granted.

“Liquidation Event” means any of the following, in each instance: (i) a liquidation, dissolution, or winding up of Tower Automotive, LLC; (ii) a sale of all or substantially all of the assets of Tower Automotive, LLC to an unrelated third party; (iii) a merger, acquisition, or sale of membership interests of Tower Automotive, LLC, in which members of Tower Automotive, LLC immediately prior to such event have received consideration for no less than half of the value of their Tower Automotive, LLC membership interests, or (iv) a recapitalization, reorganization, reclassification, or other similar transaction in which Tower Automotive, LLC receives proceeds from a financing for the purpose of distributing such proceeds to the members of Tower Automotive, LLC.

“Manager” means the Person or Persons serving as “Manager” under the LLC Agreement.

“Participant” means a person who is granted an Award under the Plan.

“Performance Based Units” means Units that vest upon the achievement of certain performance targets.

“Person” means a person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

“Plan” means the Tower Automotive Management, LLC 2007 Management Incentive Plan as from time to time amended and in effect.

“Time Based Units” means Units that vest based on continued employment over a specified period of time.

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“Unit” means a Unit of membership interest in the Company as defined in the LLC Agreement.

“Unitholder” means a holder of Units in the Company.

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